Exhibit 10.1

Execution Version

COMMON STOCK PURCHASE AGREEMENT

among

EMERGENT CAPITAL, INC.

and

THE PURCHASERS REFERRED TO HEREIN

July 28, 2017

SCHEDULE 1	Purchasers

ii

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of July 28, 2017, by and among Emergent Capital, Inc., a Florida corporation (the “Company”), and each purchaser listed on Schedule 1 attached hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company has authorized the sale and issuance of up to 115,000,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule 1 (collectively, the “Shares”), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I     DEFINITIONS

1.1          Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” “ means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, the first Person. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Applicable Law” means, with respect to any Person, all provisions of Law that apply to such Person and such Person’s activities, assets and property.

“Board” means the Board of Directors of the Company.

“Claim” shall have the meaning ascribed to such term in Section 4.7(c).

“Claim Notice” shall have the meaning ascribed to such term in Section 4.7(c).

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.2.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and (x) all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived and (y) the required conditions, actions, deliveries and approvals set forth in Article II of the Master

Transaction Agreement have been met, completed, made and obtained, as appropriate, or waived, by the relevant party thereunder.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning ascribed to such term in the Recitals.

“Contemplated Transactions” means the Transactions as that term is defined in the Master Transaction Agreement.

“Contract” means any written or oral contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, commitment or other arrangement or agreement.

“Control” means, in relation to any Person, where a Person (or Persons acting in concert) has direct or indirect control (a) of the affairs of another Person, (b) over more than 25% of the total voting rights conferred by all the issued shares in the capital of another Person which are ordinarily exercisable in a general meeting or (c) of a majority of the board of directors of another Person (in each case whether pursuant to relevant governance documents, Contract or otherwise) and “Controlled” shall be construed accordingly.

“Equitable Exceptions” means, with respect to the enforceability of any obligation, that such obligation is subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors or other similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer laws) and judicially developed doctrines in this area, such as equitable subordination and substantive consolidation of entities and (b) equitable principles (whether considered in a proceeding in equity or at law).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or another nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, or any self-regulatory organization.

“Indebtedness” means Indebtedness as that term is defined in the Master Transaction Agreement.

“Investor” means Investor, as that term is defined in the Master Transaction Agreement.

“Judicial Authority” means any court, arbitrator, special master, receiver, tribunal or similar body of any kind (including any Governmental Authority exercising judicial powers or functions of any kind).

“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, Order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Authority or Judicial Authority.

“Legal Proceedings” means any judicial, administrative or arbitral claim, action, complaint, hearing, petition, suit, mediation, litigation, investigation, examination, inspection or other proceeding, at law or in equity, in any case, by or before a Governmental Authority or Judicial Authority.

“Liabilities” means any and all Indebtedness, liabilities, obligations, deficiencies, penalties, assessments, fines, claims, causes of action or other losses, fees, costs or expenses, whether accrued or fixed, absolute or contingent, matured or unmatured, due or to become due and whether arising under any Order, Contract or otherwise.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, or preemptive right.

“Master Transaction Agreement” means one or more Master Transaction Agreement(s) dated as of March 15, 2017 or May 12, 2017 among the Company, PJC Investments, LLC and the applicable Consenting Convertible Note Holders (as defined therein) party thereto.

“Material Adverse Effect” means Material Adverse Effect as that term is defined in the Master Transaction Agreement.

“Noteholder” means a Consenting Convertible Note Holder as that term is defined in the Master Transaction Agreement that is also a Purchaser.

“Order” means any judgment, writ, decree, directive, decision, injunction, ruling, award assessment, arbitration award, or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“Permit” means any consent, franchise, license, approval, authorization, registration, certificate, certification or permit issued or granted by any Governmental Authority.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other entity

“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Registration Rights Agreement” means Registration Rights Agreement as that term is defined in the Master Transaction Agreement.

“Resolutions” shall have the meaning ascribed to such term in Section 2.4(b)(iv).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by the Company with or to the SEC since January 1, 2011.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Trading Day” means a day on which the primary Trading Market of the Common Stock is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTCQX and the OTCQB (or any of their respective successors).

“Transaction Documents” means the Transaction Documents as that term is defined in the Master Transaction Agreement.

ARTICLE II     PURCHASE AND SALE

2.1          Agreement to Sell and Purchase.  At the Closing, the Company will issue and sell to each of the Purchasers, and each Purchaser will, severally and not jointly, purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on Schedule 1 for an aggregate purchase price set forth opposite such Purchaser’s name on Schedule 1; provided, however, that (i) the number of Shares sold to Investor shall be 75,000,000 and (ii) the number of Shares sold to Noteholders shall not be greater than 40,000,000 in the aggregate. The purchase price per Share shall be $0.20 (the “Purchase Price”).

2.2          Closing.  On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or its designee via wire transfer to the account as specified in writing by the Company immediately available funds equal to its Purchase Price as set forth on

Schedule 1 and the Company shall deliver to each Purchaser its respective number of Shares as set forth on Schedule 1 and the other items set forth in Section 2.3 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, or such other location as the parties shall mutually agree.

2.3          Deliveries.

(a)           On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser or other applicable Person the following:

(i)            irrevocable instructions to the transfer agent for the Common Stock to issue the Shares being purchased by such Purchaser in book entry form unless a physical certificate is requested by such Purchaser, registered in the name of such Purchaser as set forth on such Purchaser’s signature page;

(ii)           a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the incorporation and active status of the Company in the State of Florida based upon a certificate issued by the Secretary of State of the State of Florida as of a date within thirty (30) days of the Closing Date, (B) the Resolutions, (C) the Articles of Incorporation of the Company, as amended to date, certified as of a date within ten (10) days of the Closing Date, and (D) the Amended and Restated Bylaws of the Company, each as in effect as of the Closing Date;

(iii)          the Registration Rights Agreement, duly executed by the Company; and

(iv)          such other documents relating to the transactions contemplated by the Transaction Documents as such Purchaser or its counsel may reasonably request.

(b)           On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            such Purchaser’s Purchase Price by wire transfer to the account as specified in writing by the Company;

(ii)           the Registration Rights Agreement, duly executed by such Purchaser; and

(iii)          such other documents relating to the transactions contemplated by the Transaction Documents as the Company or its counsel may reasonably request.

2.4          Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)           all obligations, covenants and agreements of the Purchasers under this Agreement required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Purchasers of the items set forth in Section 2.3(b) of this Agreement; and

(iv)          the consummation of the Contemplated Transactions is occurring contemporaneously with the Closing.

(b)           The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company under this Agreement required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of the items required to be delivered to such Purchaser set forth in Section 2.3(a) of this Agreement;

(iv)          The Board shall have approved the transactions contemplated hereby and shall have adopted resolutions consistent therewith (the “Resolutions”);

(v)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)          the consummation of the Contemplated Transactions is occurring contemporaneously with the Closing.

ARTICLE III       REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof and as of the Closing Date to each Purchaser as follows:

(a)           Incorporation by Reference.  The representations and warranties made by or on behalf of the Company in Article III of the Master Transaction Agreement are hereby incorporated by reference herein as if made by the Company to each Purchaser, including each Purchaser who is not a party to the Master Transaction Agreement.

(b)           Issuance of the Shares.  The Shares to be issued to such Purchaser, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(c)           Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby.  The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(d)           Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  Other than as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(e)           Disclosure.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, and when taken as a whole, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 or in the Master Transaction Agreement.

(f)            No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 and other than with respect to the Contemplated Transactions, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or quoted.

(g)           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(h)           Acknowledgment Regarding Purchasers’ Purchase of Shares.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents or the Contemplated Transactions and any advice given by any Purchaser or any of its respective representatives or agents in connection with this Agreement, the other Transaction Documents or the Contemplated Transactions is merely incidental to the Purchasers’ purchase of the Shares.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(i)            Manipulation of Price.  Other than in relation to the Contemplated Transactions, the Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Each of the Purchasers acknowledges and agrees that the Company has not made any representations or warranties with respect to the Contemplated Transactions other than those specifically set forth in this Section 3.1 or in the Master Transaction Agreement.

3.2          Representations and Warranties of the Purchasers.  Each Purchaser, for itself and no other Purchaser, hereby severally represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Existence; Good Standing. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof.  The state of residence or principal place of business of each Purchaser is set forth on Schedule 1.

(b)           Authority; Enforceability. It has the requisite corporate or other entity (as applicable) power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein.  The execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall be a party, the performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein have been duly authorized by all requisite corporate or other entity (as applicable) action on its part and no other corporate or other entity (as applicable) authorization or proceedings on its part is required therefor.  This Agreement and each other Transaction Document to which it is or shall be a party has been or shall be duly executed and delivered by it, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto and thereto, each constitutes or shall constitute the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except for the Equitable Exceptions.

(c)           Approvals. No notices are required to be delivered to, and no approvals and consents are required to be obtained from, the board of directors (or similar governing body, as applicable) or stockholders or equity holders of such Purchaser under: (i) Applicable Law; (ii) the organizational documents of such Purchaser; or (iii) any Contract to which such Purchaser is a party in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall become a party and the consummation of the transactions contemplated herein and therein.

(d)           No Conflicts. Neither the execution, delivery or performance by such Purchaser of the Transaction Documents to which it is or shall be a party, nor the consummation by such Purchaser of the Contemplated Transactions herein or therein, does or shall violate, conflict with, breach or constitute a default under, or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of such Purchaser; (ii) any Contract; (iii) any Applicable Law; or (iv) any Permit or Order or judgment applicable to such Purchaser.

(e)           All Necessary Consents. Neither the execution, delivery or performance by such Purchaser of this Agreement and the other Transaction Documents to which it is or shall be a party, nor the consummation by such Purchaser of the transactions contemplated herein or therein, does or will: (i) require such Purchaser to obtain or make any consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority or other authority of any kind other than the written approval of the Florida Office of Insurance Regulation; or (ii) require the consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other Person pursuant to the terms and conditions of any Contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder and to avoid the acceleration or cancellation of any rights or obligations thereunder.

(f)            Own Account.  Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the

Shares hereunder in the ordinary course of its business.  Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(g)           Purchaser Status.  At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, and on each date on which it receives the Shares it will be, either:  (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser was not organized for the purpose of acquiring the Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(h)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(i)            General Solicitation.  Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser further acknowledges that he or it, or his or its Affiliate, has a pre-existing relationship with the Company such as (i) as a holder of currently outstanding securities of the Company or (ii) another affiliation with the Company.

(j)            Brokers.  No broker, finder, investment banker or other Person has been engaged by such Purchaser that is entitled to any brokerage, finder’s or other fee or commission from such Purchaser in connection with the transactions contemplated herein.

(k)           Certain Trading Activities.  Such Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any direct or indirect purchases or sales in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company or any other Person regarding the Contemplated Transactions, including the purchase of Shares  pursuant to this Agreement.  Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any direct or indirect purchases or sales in the securities of the Company (including, without limitation, Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company in the manner set forth in Section 4.3.  Such Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in the manner set forth in Section 4.3 such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(l)            Access to Information.  Such Purchaser acknowledges that it has reviewed the SEC Reports and the Transaction Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Transaction Documents, and the Company’s representations and warranties contained in the Transaction Documents.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the Contemplated Transactions hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV        OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.  Each Purchaser acknowledges and understands, severally and not jointly, that (i) the Shares may only be disposed of in compliance with state and federal securities laws and (ii) in connection with any transfer of Shares other than pursuant to an effective registration statement or pursuant to an available exemption from the registration requirements of the Securities Act (including Rule 144), to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in this Section 4.1, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.  Any transfer or purported transfer of the Shares in violation of this Section 4.1 shall be void.

The Purchasers agree to the imprinting or notating, so long as is required by this Section 4.1, of a legend on or to any of the Shares (and any certificates or instruments representing the Shares) substantially as set forth on Exhibit A hereto.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

4.2          Furnishing of Information.  As long as any Purchaser beneficially or legally owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Shares, but only until all such Shares may be sold under Rule 144(b)(i) without regard to meeting the requirements of Rule 144(c), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for any Purchaser to sell the Shares under Rule 144.  The Company will be deemed to have furnished such reports to the Purchasers if the Company has filed such reports with the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval system and such reports are publicly available. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Purchaser to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4          Securities Laws Disclosure; Publicity; Confidentiality.  In accordance with the requirements of the Exchange Act, the Company shall cause a Current Report on Form 8-K relating to the sale of the Shares under this Agreement to be transmitted to the SEC for filing, which Form 8-K shall be reasonably acceptable to each Purchaser, disclose the material terms of the transactions contemplated hereby, and attach forms of the Transaction Documents thereto.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the Contemplated Transactions, and no Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by Applicable Law, in which case the disclosing party shall promptly provide the Company with prior notice of such public statement or communication.

4.5          Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchasers at the Closing and issuance to the Purchasers pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.6          Shareholder Rights Plan. No shareholder rights plan or similar plan or arrangement is in effect.

4.7          Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes.

4.8          Indemnification of Purchasers.

(a)           Indemnification. Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchasers and each of their respective officers, directors, Affiliates, agents and employees (each, a “Purchaser Party”) harmless from any and all out-of-pocket loss, Liability, claim, charge, assessed interest, judgment, fine, penalty, damage, fee or expense (including reasonable legal, consultant, accounting and other professional fees and expenses and including any mitigation cost and any cost of determining that there has been a breach under this Agreement or any other Transaction Document) (collectively, “Losses”) incurred by such Purchaser Party resulting from (a) any breach of any representation and warranty of the Company contained in this Agreement or in any other Transaction Document or (b) any failure by the Company to perform any covenant or agreement hereunder, under any other Transaction Document or under any agreement contemplated hereby or thereby (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  For purposes of determining the amount of Losses incurred with respect to a breach of any representation or warranty contained in this Agreement, any other Transaction Document or any certificate delivered pursuant to this Agreement or any other Transaction Document, each such representation or warranty shall be read without reference to “materiality” or “Material Adverse Effect” qualifier. The Purchaser Parties shall be third party beneficiaries of this Section 4.8, each of whom may enforce the provisions of this Section 4.8.

(b)           Limitations on Indemnification. In no event shall any Purchaser Party be entitled to double recovery hereunder.  If any circumstance constitutes a breach of more than one representation, warranty or covenant, the Purchaser Party(ies) shall only be entitled to recover once in respect of such circumstance. The right to indemnification, recovery of Losses or any other remedy shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or any other Transaction Document or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or agreement made by the Company, or any other matter.  The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, shall not affect the right to indemnification, recovery of Losses or any other remedy based on any such representation, warranty, covenant or agreement.  No Purchaser Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order.  In no event shall the Company  (and/or its Affiliates, or any of its respective, members, directors, officers, employees, servants, agents or attorneys) be liable to the Purchaser Parties for any consequential damages whatsoever including without limitation, damages for loss of profits, loss of business, loss of savings, business interruption, work stoppages, or other indirect, special, consequential, punitive, or incidental damages arising out of this Agreement, and on any theory of liability, even if it has been advised of the possibility of such damages.

(c)           Procedures. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly cause written notice (the “Third Party Notice”) of the assertion of such Legal Proceeding to be forwarded to the Company. The Company shall have the right, at its sole option and expense, by providing written notice to the Purchaser Party, to (i) take control of the defense and investigation of such Legal Proceeding, (ii) employ and engage attorneys of its own choice (subject to the prior written approval of the Purchaser Party, such approval not to be unreasonably withheld, conditioned or delayed) to handle and defend the same, at the Company’s sole cost, risk and expense and (iii) compromise or settle such Legal Proceeding, which compromise or settlement shall be made only with the prior written consent of the Purchaser Party; provided, that such consent shall not be required if such settlement (w) includes an unconditional release of the Purchaser Party, (x) otherwise provides solely for payment of monetary damages for which the Company shall be responsible and no other form of relief or penalty, (y) shall not increase the tax liability of the Purchaser Party for any taxable year or other taxable period and (z) does not involve the admission of liability or wrongdoing on the part of the Purchaser Party.  The Purchaser Party shall, at the Company’s expense, cooperate in all reasonable respects with the Company and its attorneys in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom, and the Purchaser Party may, at its own cost, monitor and further participate in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom.  Notwithstanding the Company’s election to assume the defense of such Legal Proceeding, the Purchaser Party shall have, upon giving prior written notice to the Company, the right to employ one separate counsel and to participate in the defense of such Legal Proceeding, and the

Company shall bear the reasonable fees, costs and expenses of such separate counsel for the Purchaser Party if, but only if, the Purchaser Party shall have reasonably concluded in good faith that (x) an actual or potential conflict of interest (including one or more legal defenses or counterclaims available to it or to other Purchaser Parties that are different from or additional to those available to the Company) makes it inappropriate in the reasonable judgment of the Purchaser Party (upon and in conformity with the advice of counsel) for the same counsel to represent both the Purchaser Party and the Company or (y) the claim seeks nonmonetary relief which, if granted, could materially and adversely affect the Purchaser Party or its Affiliates.  If the Company elects not to defend against such Legal Proceeding, does not, within fifteen (15) days after receipt of the Third Party Notice (or such earlier date, if the failure to assume the defense by such earlier date would materially impair the ability of the indemnified party to defend such Legal Proceeding), acknowledge in writing its intent to assume the defense of such Legal Proceeding pursuant to this Section 4.8(c), contests its obligation to indemnify the Purchaser Party in connection with such Legal Proceeding, or fails to defend against such Legal Proceeding with reasonable diligence, the Purchaser Party may defend against such Legal Proceeding, in which cases the costs of defending such Legal Proceeding shall constitute indemnifiable Losses under this Section 4.8, and the Company shall have the right to participate therein at its own cost.  If the Purchaser Party defends any Legal Proceeding, then it shall keep the Company regularly apprised of the status of the Legal Proceeding and the Company shall reimburse the Purchaser Party for the reasonable expenses of counsel engaged by the Purchaser Party to defend such Legal Proceeding upon submission of periodic bills unless (A) the Company is asserting in good faith a bona fide contest to its obligation to indemnify the Purchaser Party and (B) the Company deposits in escrow in a manner and with and an escrow agent reasonably satisfactory to such Purchaser Party all amounts that would have been payable to such Purchaser Party under this sentence in the absence of such a contest as and when such amounts would have been payable.  In no event shall the Purchaser Party be entitled to compromise or settle any Legal Proceeding without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. If a claim for Losses (a “Claim”) is to be made by any Purchaser Party not in connection with a Legal Proceeding instituted by a third party, such Purchaser Party shall give written notice (a “Claim Notice”) to the Company reasonably promptly after such Purchaser Party becomes aware of any fact, condition or event giving rise to Losses for which indemnification may be sought under this Section 4.8(c).  If the Company notifies the Purchaser Party that it does not dispute the Claim described in such Claim Notice, the Losses identified in the Claim Notice shall be conclusively deemed a liability of the Company. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Purchaser Party and the Company shall have arrived at a mutually binding agreement with respect to a Legal Proceeding hereunder, the Purchaser Party shall forward to the Company notice of any sums due and owing by the Company pursuant to this Agreement with respect to such matter and, unless the Company in good faith disputes any such amounts, the Company shall promptly pay such amounts.

4.9          Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and to list, if applicable, effective upon Closing, all of the Shares on such Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company further agrees that if the Common Stock is quoted on the OTCQX or OTCQB, it will use commercially reasonable efforts to transfer the listing of the Common Stock to a national securities exchange, as such term is recognized by the SEC, promptly after eligibility requirements for such national securities exchange are met.

4.10        Short Sales and Confidentiality After the Date Hereof.  Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it has executed or will execute any Short Sales during the period after the time such Purchaser and/or the Company started discussing the transactions contemplated in this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.3.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

ARTICLE V         MISCELLANEOUS

5.1          Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before August 31, 2017; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).  This Agreement shall be automatically terminated as to all parties hereto if and at such time as the Master Transaction Agreement is terminated.

5.2          Fees and Expenses.  Except as expressly set forth in the other Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel,

accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares.

5.3                               Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4                               Notices.  Any and all notices, requests, consents, or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered by hand or via facsimile to 5:30 p.m.  (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered by hand or via facsimile on a day that is not a Trading Day or later than 5:30 p.m.  (Eastern time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to the Company, to:

Emergent Capital, Inc.

5355 Town Center Road, Suite 701

Boca Raton, FL 33486

Attention: Christopher O’Reilly
Facsimile: (561) 995-4201

Email: coreilly@emergentcapital.com

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

701 Brickell Avenue, Suite 3300

Miami, FL 33131

Attention: Rodney H. Bell

Facsimile: (305) 789-7799

Email: rodney.bell@hklaw.com

if to the Purchaser, at its address as set forth on  its signature page.

5.5                               Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6                               Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All references in this Agreement to Sections, Schedules or Exhibits, unless otherwise expressed or indicated are to the Sections, Schedules or Exhibits of this Agreement.

5.7                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in a writing reasonably satisfactory to the Company to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers”.

5.8                               No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth in Section 4.8.

5.9                               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the Laws of any other jurisdiction.  Each party agrees that all Legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is an improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY

DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10                        Survival.  The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery of the Shares as applicable for the applicable statute of limitations.  Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

5.11                        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12                        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13                        Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

5.14                        Remedies.  In addition to being entitled to exercise all rights and remedies provided herein or granted by Law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15                        Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.16                        Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.17                        Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:	EMERGENT CAPITAL, INC.

	By:	/s/ Antony Mitchell
Name: Antony Mitchell
Title: Chief Executive Officer

[Signature Page to Common Stock Purchase Agreement]

PURCHASER:	[NAME]

	By:	/s/ PURCHASERS
Name:
Title:

Registered Name:

Address:

Attention:

Facsimile: (   )    -

Email:

Federal Tax ID:

Copies of notices to be sent to:

Attention:

Facsimile: (   )    -

Email:

[Signature Page to Common Stock Purchase Agreement]

SCHEDULE 1

PURCHASERS

Name and Address of Purchasers	Number of Shares	Per Share Purchase Price	Aggregate Purchase Price
EVERMORE GLOBAL VALUE FUND 89 Summit Avenue, 3rd Fl. Summit, New Jersey 07901	16,710,000	$0.20	$3,342,000.00
THE REGENTS OF THE UNIVERSITY OF MICHIGAN 5082 Wolverine Tower, 3003 South State Street Ann Arbor, MI 48109-1287	6,975,000	$0.20	$1,395,000.00
SIRIUS INTERNATIONAL INSURANCE CORPORATION (PUBL) (a/c xxx140) Birger Jarlsgatan 56B SE-113 96 Stockholm Sweden	2,630,000	$0.20	$526,000.00
SIRIUS INTERNATIONAL INSURANCE CORPORATION (PUBL) (a/c xxx138) Birger Jarlsgatan 56B SE-113 96 Stockholm Sweden	11,185,000	$0.20	$2,237,000.00
OPAL SHEPPARD OPPORTUNITIES FUND I LP 40 Lake Bellevue Dr, Suite 245, Bellevue, WA 98005	10,000,000	$0.20	$2,000,000.00
MIMESIS CAPITAL PARTNERS LLC 224 Lees Hill Road New Vernon, NJ 07976	2,500,000	$0.20	$500,000.00
TIN-REZ CORP. 6615 W. Boynton Beach Blvd., #394 Boynton Beach, FL 33437	5,000,000	$0.20	$1,000,000.00
INVESTCO I, LLC 204 Woodhew Drive Waco, TX 76712	17,700,000	$0.20	$3,540,000.00
JSARCO, LLC c/o Kelley Drye & Warren LLP 101 Park Avenue New York, NY 10078 Attn: Jack Miles, Esq.	7,320,038	$0.20	$1,464,007.60
PJC INVESTMENTS, LLC 204 Woodhew Drive Waco, TX 76712	14,300,000	$0.20	$2,860,000.00
SPECIAL OPPORTUNITIES FUND, INC. Park 80 West, Plaza II 250 Pehle Avenue, STE 708 Saddle Brook, NJ 07663	1,693,671	$0.20	$338,734.20

OPPORTUNITY PARTNERS, LP Park 80 West, Plaza II 250 Pehle Avenue, STE 708 Saddle Brook, NJ 07663	1,068,261	$0.20	$213,652.20
FULL VALUE PARTNERS, LP Park 80 West, Plaza II 250 Pehle Avenue, STE 708 Saddle Brook, NJ 07663	981,879	$0.20	$196,375.80
MCM OPPORTUNITY PARTNERS, LP Park 80 West, Plaza II 250 Pehle Avenue, STE 708 Saddle Brook, NJ 07663	109,415	$0.20	$21,883.00
CALAPASAS WEST PARTNERS LP Park 80 West, Plaza II 250 Pehle Avenue, STE 708 Saddle Brook, NJ 07663	331,707	$0.20	$66,341.40
FULL VALUE SPECIAL SITUATIONS FUND, LP Park 80 West, Plaza II 250 Pehle Avenue, STE 708 Saddle Brook, NJ 07663	152,607	$0.20	$30,521.20
STEADY GAIN PARTNERS, LP Park 80 West, Plaza II 250 Pehle Avenue, STE 708 Saddle Brook, NJ 07663	608,131	$0.20	$121,626.20
MERCURY PARTNERS, LP Park 80 West, Plaza II 250 Pehle Avenue, STE 708 Saddle Brook, NJ 07663	377,201	$0.20	$75,440.20
NANTAHALA CAPITAL PARTNERS LIMITED PARTNERSHIP 19 Old Kings Highway S, Suite 200 Darien, CT 06820	468,767	$0.20	$93,753.40
NANTAHALA CAPITAL PARTNERS II LIMITED PARTNERSHIP 19 Old Kings Highway S, Suite 200 Darien, CT 06820	523,476	$0.20	$104,695.20
NANTAHALA CAPITAL PARTNERS SI, LP 19 Old Kings Highway S, Suite 200 Darien, CT 06820	2,376,668	$0.20	$475,333.60
Silver Creek CS SAV, L.L.C. 1301 Fifth Avenue, 40th Floor Seattle, WA 98101	607,555	$0.20	$121,511.00

BLACKWELL PARTNERS LLC - SERIES A 280 Mangum Street, Suite 210 Durham, NC 27701	1,185,742	$0.20	$237,148.40
FORT GEORGE INVESMENTS, LLC 590 Madison Ave, 31st Floor New York, NY 10022	3,746,694	$0.20	$749,338.80
NORTH STAR PARTNERS, L.P. 274 Riverside Ave. Westport, CT 06880	5,182,947	$0.20	$1,036,589.40
ANDREW JONES 274 Riverside Ave. Westport, CT 06880	262,500	$0.20	$52,500.00
RANGELEY CAPITAL PARTNERS II, LP 3 Forest Street New Canaan, CT 06840	306,500	$0.20	$61,300.00
RANGELEY CAPITAL SPECIAL OPPORTUNITIES FUND, LP 3 Forest Street New Canaan, CT 06840	17,500	$0.20	$3,500.00
RANGELEY CAPITAL PARTNERS, LP 3 Forest Street New Canaan, CT 06840	626,000	$0.20	$125,200.00
JOEL LUSMAN 53 Forest Avenue, Suite 202 Old Greenwich, CT 06870	52,741	$0.20	$10,548.20

EXHIBIT A

LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT (A) TO EMERGENT CAPITAL, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.